Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-165928 of our report dated March 31, 2010 (April 6, 2010 as to Note 22) relating to the financial statements of Edgen Murray II, L.P. and our report dated April 6, 2010 relating to the financial statements of Edgen Murray Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New Orleans, Louisiana

August 11, 2010